CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated May 30, 2006, except for Notes C and E, dated September 14, 2006, relating to the financial statements of Builder Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

Roseland, New Jersey

September 19, 2006